CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Berry Petroleum Company on Form S-8 (File No. 33-23326) of our report dated February 22, 1995 on our audits of the financial statements of Berry Petroleum Company as of December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.


/s/ Coopers & Lybrand L.L.P.

Los Angeles, California
March 17, 1995


































                               Exhibit 23.1